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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2009

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2009, Advance Auto Parts, Inc. (“Company”) announced that its Board of Directors had appointed Jimmie L. Wade as the Company’s President, and Kevin P. Freeland as the Company’s Chief Operating Officer, effective immediately.  Darren R. Jackson, who most recently served as President and Chief Executive Officer, will continue to serve as the Company’s Chief Executive Officer.

Mr. Wade, 54, who most recently served as the Company’s Executive Vice President, Customer Development Officer, Commercial joined the Company in February 1994 and has held his current position since February 2008.  From May 2005 until February 2008, Mr. Wade served as Executive Vice President, Business Development. Mr. Wade was named President in October 1999 and was named Chief Financial Officer in March 2000. He served as President and Chief Financial Officer through August 2003 and served as President until May 2005. Mr. Wade also served as Secretary from March 2000 until April 2001. Prior to 1993, Mr. Wade was Vice President, Finance and Operations, for S. H. Heironimus, a regional department store company.   Mr. Wade is a certified public accountant.

Mr. Freeland, 51, who most recently served as the Company’s Executive Vice President, Merchandising, Supply Chain and Information Technology, joined the Company in February 2008.  Before joining Advance, Mr. Freeland was the President and Founder of Optimal Advantage, a boutique retail consulting firm, from 2004 to 2008. Prior to establishing his own business, Mr. Freeland spent eight years with Best Buy Co., Inc., a specialty retailer of consumer electronics, office products, appliances and software, serving as its Vice President of Inventory, Senior Vice President of Inventory and, ultimately, President of the Musicland Division. Mr. Freeland also spent eight years at Payless Shoe Source, a family footwear and accessories retail chain, in a variety of merchandising positions, including his final position as Vice President of Merchandise Distribution.  For information regarding certain transactions between the company and Mr. Freeland in connection with his joining the company in February 2008, reference is made to the Company’s 2008 Proxy Statement that was filed on April 9, 2008.

On January 26, the Company also announced that Elwyn G. Murray III, Executive Vice President, Customer Development Officer, DIY has resigned as an officer of the Company, effective February 22, 2009.  Mr. Murray will receive severance benefits as provided in Mr. Murray’s employment agreement with the Company.   The terms of Mr. Murray’s employment agreement were described in the Company’s Current Report on Form 8-K filed on June 4, 2008, and a copy of the form agreement was filed as an Exhibit to the Company’s Current Report on Form 8-K that was filed on June 4, 2008.

Item 7.01 Regulation FD Disclosure.

On January 26, 2009, the Company issued a press release announcing the appointment of Jimmie L. Wade as President and Kevin Freeland as Chief Operating Officer effective immediately.  A copy of the press release is attached as Exhibit 99.1 and furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number

	99.1	Press Release, dated January 26, 2009, issued by Advance Auto Parts, Inc.

Note: The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: January 26, 2009	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President, Chief Financial Officer and Secretary

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated January 26, 2009, issued by Advance Auto Parts, Inc.